Exhibit 23(j)(ii)(a) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 54 to Registration Statement No. 33-31602 on Form N-1A of our report dated September 7, 2001 relating to the financial statements of Money Market Obligations Trust (comprised of the following funds: Government Obligations Fund, Government Obligations Tax-Managed Fund, Municipal Obligations Fund, Prime Cash Obligations Fund, Prime Value Obligations Fund, Tax-Free Obligations Fund, Treasury Obligations Fund, Prime Obligations Fund, Federated Master Trust, Trust for Government Cash Reserves, Trust for Short Term US Government Securities, Liquid Cash Trust and Automated Cash Management Trust) , appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


Deloitte & Touche LLP

Boston, Massachusetts
September 24, 2001